Exhibit (d)(4)

DELL TECHNOLOGIES INC.

AMENDED AND RESTATED CLASS A STOCKHOLDERS AGREEMENT

Dated as of September 7, 2016

TABLE OF CONTENTS

		Page

ARTICLE I
DEFINITIONS

Section 1.1.	Definitions	2
Section 1.2.	General Interpretive Principles	9

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1.	Representations and Warranties of the New Class A Stockholders	10

ARTICLE III
TRANSFER RESTRICTIONS

Section 3.1.	General Restrictions on Transfers	11
Section 3.2.	Specified Restrictions on Transfers	14
Section 3.3.	Permitted Transfers	14
Section 3.4.	Tag-Along Rights	15
Section 3.5.	Drag-Along Rights	18
Section 3.6.	Black-Out Periods	21

ARTICLE IV
ADDITIONAL AGREEMENTS

Section 4.1.	Further Assurances	22
Section 4.2.	Confidentiality	22
Section 4.3.	Cooperation with IPO Reorganization and SEC Filings	23

ARTICLE V
ADDITIONAL NEW CLASS A STOCKHOLDERS

Section 5.1.	Additional New Class A Stockholders	24

ARTICLE VI
MISCELLANEOUS

Section 6.1.	Entire Agreement	24
Section 6.2.	Specific Performance	24
Section 6.3.	Governing Law	24
Section 6.4.	Submissions to Jurisdictions; WAIVER OF JURY TRIAL	25
Section 6.5.	Obligations	26
Section 6.6.	Consents, Approvals and Actions	26
Section 6.7.	Amendment; Waiver	26
Section 6.8.	Assignment of Rights By New Class A Stockholders	27
Section 6.9.	Binding Effect	27
Section 6.10.	Third Party Beneficiaries	28

i

ANNEXES

ANNEX A	-	FORM OF JOINDER AGREEMENT
ANNEX B	-	FORM OF SPOUSAL CONSENT

ii

DELL TECHNOLOGIES INC.

AMENDED AND RESTATED

CLASS A STOCKHOLDERS AGREEMENT

This AMENDED AND RESTATED CLASS A STOCKHOLDERS AGREEMENT is made as of September 7, 2016, by and among Dell Technologies Inc., a Delaware corporation (together with its successors and assigns, the “Company”), and each of the following (hereinafter severally referred to as a “Stockholder” and collectively referred to as the “Stockholders”):

(a)	Michael S. Dell (“MD”) and Susan Lieberman Dell Separate Property Trust (the “SLD Trust” and together with MD and their respective Permitted Transferees (as defined herein) that acquire DTI Common Stock (as defined herein), the “MD Stockholders”);

(b)	MSDC Denali Investors, L.P., a Delaware limited partnership and MSDC Denali EIV, LLC, a Delaware limited liability company (collectively, and together with their respective Permitted Transferees that acquire DTI Common Stock, the “MSD Partners Stockholders”);

(c)	Silver Lake Partners III, L.P., a Delaware limited partnership, Silver Lake Technology Investors III, L.P., a Delaware limited partnership, Silver Lake Partners IV, L.P., a Delaware limited partnership, Silver Lake Technology Investors IV, L.P., a Delaware limited partnership, and SLP Denali Co-Invest, L.P., a Delaware limited partnership (collectively, and together with their respective Permitted Transferees that acquire DTI Common Stock, the “SLP Stockholders,” and together with the MD Stockholders and the MSD Partners Stockholders, the “Sponsor Stockholders”); and

(d)	the New Class A Stockholders (the “New Class A Stockholders”) identified on a schedule provided separately by the Company to each of the Stockholders.

WHEREAS, the parties are party to that certain Series A Stockholders Agreement, dated as of February 6, 2014 (the “Original Agreement”), and the parties desire to amend and restate the Original Agreement as set forth herein pursuant to Section 6.7 of the Original Agreement in order to reflect the occurrence of certain events that have transpired since the date of the Original Agreement, including, but not limited to, the execution of the Merger Agreement (as defined below);

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of October 12, 2015 (as further amended, restated, supplemented or modified from time to time, the “Merger Agreement”), by and among the Company, Dell Inc., a Delaware corporation (“Dell”), Universal Acquisition Co., a Delaware corporation and direct wholly owned subsidiary of Dell (“Merger Sub”) and EMC Corporation, a Massachusetts corporation (together with its successors and assigns, “EMC”), Merger Sub will be merged with and into EMC (the “Merger”), with EMC surviving the Merger as a wholly-owned subsidiary of the Company;

WHEREAS, upon the filing and effectiveness of the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Effective Time”), each issued and outstanding share of Series A Common Stock of the Company, par value $0.01 per share (“Series A Stock”), will be automatically reclassified as and become one validly issued, fully paid, and non-assessable share of Class A DTI Common Stock on a one-for-one basis without any action by any holder thereof;

WHEREAS, upon the Effective Time, each issued and outstanding share of Series C Common Stock of the Company, par value $0.01 per share (“Series C Stock”), will be automatically reclassified as and become one validly issued, fully paid, and non-assessable share of Class C DTI Common Stock on a one-for-one basis without any action by any holder thereof;

WHEREAS, the amount and type of DTI Securities (as defined herein) beneficially owned by each Stockholder as of the date of the Closing are identified on a capitalization table provided separately by the Company; and

WHEREAS, the Company, the Sponsor Stockholders and the New Class A Stockholders desire to provide for certain rights and obligations of the New Class A Stockholders with respect to the ownership of DTI Securities (as defined herein) by the New Class A Stockholders;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control” means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled” and “controlling” have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Agreement, (i) the Company, its Subsidiaries and its other controlled Affiliates (including VMware and its subsidiaries) shall not be considered Affiliates of any of the Sponsor Stockholders or any of such party’s Affiliates (other than the Company, its Subsidiaries and its other controlled Affiliates), (ii) none of the MD Stockholders and the MSD Partners Stockholders, on the one hand, and/or the SLP Stockholders, on the other hand, shall be considered Affiliates of each other, and (iii) except with respect to Section 6.13, none of the Sponsor Stockholders shall be considered Affiliates of (x) any portfolio company in which any of the Sponsor Stockholders or any of their investment fund Affiliates have made a debt or equity investment (and vice versa) or (y) any limited partners, non-managing members or other similar direct or indirect investors in any of the Sponsor Stockholders or their affiliated investment funds.

“Agreement” means this Amended and Restated Class A Stockholders Agreement (including the annexes attached hereto) as the same may be amended, restated, supplemented or modified from time to time.

“beneficial ownership” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however, that (i) subject to Section 6.15, no party hereto shall be deemed to beneficially own any Securities held by any other party hereto solely by virtue of the provisions of this Agreement (other than this definition) or other similar agreement with the Company and/or its Subsidiaries, and (ii) with respect to any Securities held by a party hereto that are exercisable for, convertible into or exchangeable for shares of Common Stock upon delivery of consideration to the Company or any of its Subsidiaries, such shares of Common Stock shall not be deemed to be beneficially owned by such party unless, until and to the extent such Securities have been exercised, converted or exchanged and such consideration has been delivered by such party to the Company or such Subsidiary.

“Board” means the Board of Directors of the Company.

“Business Day” means a day, other than a Saturday, Sunday or other day on which banks located in New York, New York, Austin, Texas or San Francisco, California are authorized or required by law to close.

“Class A DTI Common Stock” means the Class A Common Stock, par value $0.01 per share, of the Company.

“Class B DTI Common Stock” means the Class B Common Stock, par value $0.01 per share, of the Company.

“Class C DTI Common Stock” means the Class C Common Stock, par value $0.01 per share, of the Company.

“Class D DTI Common Stock” means the Class D Common Stock, par value $0.01 per share, of the Company.

“Class V Stock” means the Class V Common Stock, par value $0.01 per share, of the Company.

“Closing” has the meaning ascribed to such term in the Merger Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” means the Class A DTI Common Stock, the Class B DTI Common Stock, the Class C DTI Common Stock, the Class D DTI Common Stock and the Class V Stock.

“Company” has the meaning ascribed to such term in the Preamble.

“Company Stock Option” means an option to subscribe for, purchase or otherwise acquire shares of DTI Common Stock.

“Confidential Information” has the meaning ascribed to such term in Section 4.2.

“Dell” has the meaning ascribed to such term in the Recitals.

“DTI Common Stock” means the Class A DTI Common Stock, the Class B DTI Common Stock, the Class C DTI Common Stock, the Class D DTI Common Stock and any other series or class of common stock of the Company which is established to track the performance of the DTI Group (as defined in the Company’s Fourth Amended and Restated Certificate of Incorporation).

“DTI Securities” means the DTI Common Stock, any equity or debt securities exercisable or exchangeable for, or convertible into DTI Common Stock, and any option, warrant or other right to acquire any DTI Common Stock or such equity or debt securities of the Company.

“Disabling Event” means either the death, or the continuation of any disability, of MD. For this purpose, “disability” means any physical or mental disability or infirmity that prevents the performance of MD’s duties as a director or Chief Executive Officer of the Company for a period of one hundred eighty (180) consecutive days.

“Drag-Along Sale” has the meaning ascribed to such term in Section 3.5(a).

“Drag-Along Sale Notice” has the meaning ascribed to such term in Section 3.5(a).

“Drag-Along Sale Percentage” has the meaning ascribed to such term in Section 3.5(a).

“Drag-Along Sellers” has the meaning ascribed to such term in Section 3.5(a).

“Dragged-Along Sellers” has the meaning ascribed to such term in Section 3.5(a).

“Electing Tag-Along Sellers” has the meaning ascribed to such term in Section 3.4(b).

“Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

“Eligible Tag-Along Seller” means the New Class A Stockholders and any of their respective Permitted Transferees that acquire Shares.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Immediate Family Members” means, with respect to any natural person (i) such natural person’s spouse, children (whether natural or adopted as minors), grandchildren or more remote descendants and (ii) the lineal descendants of each of the persons described in the immediately preceding clause (i).

“Initiating Drag-Along Seller” means any of (x) the MD Stockholders (only for so long as the MD Stockholders beneficially own at least a majority of the outstanding DTI Common Stock) or (y) the MD Stockholders and the SLP Stockholders acting jointly.

“Initiating Tag-Along Seller” means, collectively, any one or more Sponsor Stockholders, acting jointly.

“IPO” means the consummation of an initial underwritten public offering that is registered under the Securities Act of Class C DTI Common Stock.

“Joinder Agreement” means a joinder agreement substantially in the form of Annex A attached hereto.

“MD” has the meaning ascribed to such term in the Preamble.

“MD Charitable Entity” means the Michael & Susan Dell Foundation and any other private foundation or supporting organization (as defined in Section 509(a) of the Code) established and principally funded directly or indirectly by MD and/or his spouse.

“MD Fiduciary” means any trustee of an inter vivos or testamentary trust appointed by MD.

“MD Immediate Family Member” means, with respect to any MD Stockholder that is a natural person, (i) such natural person’s spouse, children (whether natural or adopted as minors), grandchildren or more remote descendants, siblings, spouse’s siblings and (ii) the lineal descendants of each of the persons described in the immediately preceding clause (i).

“MD Stockholders” has the meaning ascribed to such term in the Preamble.

“Merger” has the meaning ascribed to such term in the Recitals.

“MSD Partners Stockholders” has the meaning ascribed to such term in the Preamble.

“New Class A Stockholders” has the meaning ascribed to such term in the Preamble.

“Organizational Documents” means, with respect to any Person, the articles and/or memorandum of association, certificate of incorporation, certificate of organization, bylaws, partnership agreement, limited liability company agreement, operating agreement, certificate of formation, certificate of limited partnership and/or other organizational or governing documents of such Person.

“Original Agreement” has the meaning ascribed to such term in the Recitals.

“Permitted Transferee” means:

(i) In the case of any New Class A Stockholder, any family trusts and other estate-planning vehicles controlled solely by such New Class A Stockholder and with respect to which the sole beneficiaries are such New Class A Stockholder and/or such New Class A Stockholder’s Immediate Family Members; provided, that any such transferee enters into a Joinder Agreement in the form of Annex A.

(ii) In the case of the MD Stockholders:

(A) MD, SLD Trust or any MD Immediate Family Member;

(B) any MD Charitable Entity;

(C) one or more trusts whose current beneficiaries are and will remain for so long as such trust holds DTI Securities, any of (or any combination of) MD, one or more MD Immediate Family Members or MD Charitable Entities;

(D) any corporation, limited liability company, partnership or other entity wholly-owned by any one or more persons or entities described in clause (ii)(A), (ii)(B) or (ii)(C) of this definition of “Permitted Transferee”; or

(E) from and after MD’s death, any recipient under MD’s will, any revocable trust established by MD that becomes irrevocable upon MD’s death, or by the laws of descent and distribution;

provided, that:

(1) in the case of any transfer of DTI Securities to a Permitted Transferee of MD during MD’s life, MD would have, after such transfer, voting control in any capacity over a majority of the aggregate number of DTI Securities owned by the MD Stockholders and owned by the persons or entities described in clauses (ii)(A), (ii)(B), (ii)(C) or (ii)(D) of this definition of “Permitted Transferee” as a result of transfers hereunder;

(2) any such transferee enters into a Joinder Agreement in the form of Annex A or in such other form and substance reasonably satisfactory to the SLP Stockholders;

(3) in the case of any transfer of DTI Securities to a Permitted Transferee of MD that is a Person described in clause (ii)(A), (ii)(B), (ii)(C) or (ii)(D) of this definition of “Permitted Transferee” during MD’s life, such transfer is gratuitous; and

(4) MD shall have a validly executed power-of-attorney designating an attorney-in-fact or agent, or with respect to any DTI Securities transferred to a trust revocable by MD, a MD Fiduciary, that is authorized to act on MD’s behalf with respect to all rights held by MD relating to DTI Securities in the event that MD has become incapacitated.

For the avoidance of doubt, the foregoing clauses (ii)(A) through (ii)(E) of this definition of “Permitted Transferee” are applicable only to transfers of DTI Securities by MD to his Permitted Transferees, do not apply to any other transfers of Securities, and shall not be applicable after the consummation of an IPO.

(iii) In the case of the MSD Partners Stockholders, (A) any of its controlled Affiliates (other than portfolio companies) or (B) an affiliated private equity fund of the MSD Partners Stockholders that remains such an Affiliate or affiliated private equity fund of such MSD Partners Stockholders; provided, that for the avoidance of doubt, except as otherwise agreed in writing between the Sponsor Stockholders, the MD Stockholders and Permitted Transferees of the MD Stockholders shall not be Permitted Transferees of any MSD Partners Stockholder.

(iv) In the case of the SLP Stockholders, (A) any of their respective controlled Affiliates (other than portfolio companies) or (B) an affiliated private equity fund of such SLP Stockholders that remains such an Affiliate or affiliated private equity fund of such SLP Stockholders.

For the avoidance of doubt, (x) each MD Stockholder will be a Permitted Transferee of each other MD Stockholder, (y) each MSD Partners Stockholder will be a Permitted Transferee of each other MSD Partners Stockholder and (z) each SLP Stockholder will be a Permitted Transferee of each other SLP Stockholder.

“Person” means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity, or a government or any agency or political subdivision thereof.

“Representatives” means, with respect to any Person, such Person’s and its Affiliates’ respective directors, officers, employees, trustees, partners, members, stockholders, controlling persons, investment committee, financial advisors, attorneys, consultants, accountants, agents and other representatives.

“Restricted Period” has the meaning ascribed to such term in Section 3.2(a).

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Securities” means any equity securities of the Company, including any Common Stock, debt securities exercisable or exchangeable for, or convertible into equity securities of the Company, or any option, warrant or other right to acquire any such equity securities or debt securities of the Company.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Series A Stock” has the meaning ascribed to such term in the Recitals.

“Series C Stock” has the meaning ascribed to such term in the Recitals.

“Shares” means shares of Class A DTI Common Stock and/or shares of Class C DTI Common Stock.

“Shelf Registration Statement” means a registration statement of the Company filed with the SEC on Form S-3 or Form F-3, or on Form S-1 or Form F-1 (or any successor form), for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Common Stock.

“SLD Trust” has the meaning ascribed to such term in the Preamble.

“SLP” means Silver Lake Management Company III, L.L.C., Silver Lake Management Company IV, L.L.C. and their respective affiliated management companies and investment vehicles.

“SLP Stockholders” has the meaning ascribed to such term in the Preamble.

“Sponsor Stockholders” has the meaning ascribed to such term in the Preamble.

“Spousal Consent” has the meaning ascribed to such term in Section 2.1(g).

“Stockholders” has the meaning ascribed to such term in the Preamble.

“Subscription Agreement” means, (i) with respect to any New Class A Stockholder party hereto as of the Closing, the subscription agreement pursuant to which such New Class A Stockholder purchased shares of Series A Stock and/or Series C Stock from the Company prior to the Closing which were subsequently reclassified as Class A DTI Common Stock, and (ii) any subscription agreement pursuant to which a New Class A Stockholder shall agree to purchase shares of DTI Common Stock from the Company, and pursuant to which the Company shall agree to sell shares of DTI Common Stock to such New Class A Stockholder.

“Subsidiary” means, with respect to any Person, any entity of which (i) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member or general partner of such limited liability company, partnership, association or other business entity. Notwithstanding the foregoing, VMware and its Subsidiaries shall not be considered Subsidiaries of the Company and its Subsidiaries for so long as VMware is not a direct or indirect wholly-owned subsidiary of the Company.

“Tag-Along Buyer” has the meaning ascribed to such term in Section 3.4(a).

“Tag-Along Participation Notice” has the meaning ascribed to such term in Section 3.4(b).

“Tag-Along Sale” has the meaning ascribed to such term in Section 3.4(a).

“Tag-Along Sale Notice” has the meaning ascribed to such term in Section 3.4(a).

“Tag-Along Sale Percentage” has the meaning ascribed to such term in Section 3.4(a).

“Tag-Along Sellers” has the meaning ascribed to such term in Section 3.4(b).

“Tag-Along Shares” has the meaning ascribed to such term in Section 3.4(a).

“transfer” has the meaning ascribed to such term in Section 3.1(a).

“Underwritten Offering” means an underwritten public offering of Class C DTI Common Stock that is registered under the Securities Act, including an underwritten public offering pursuant to a Shelf Registration Statement.

“VMware” means VMware, Inc., a Delaware corporation, together with its successors by merger or consolidation.

“wholly-owned subsidiary” means, with respect to any Person, any entity of which all of the shares of stock or equivalent ownership interests (other than, with respect to non-U.S. subsidiaries, only to the extent legally required, de minimis ownership thereof by residents, natural persons or non-Affiliates) are owned by such Person or by one or more wholly-owned subsidiaries of such Person.

Section 1.2. General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For purposes of this Agreement, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The terms “dollars” and “$” shall mean United States dollars. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Furthermore, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application to the parties hereto and is expressly waived.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1. Representations and Warranties of the New Class A Stockholders. Each of the New Class A Stockholders hereby represents and warrants severally and not jointly to the Sponsor Stockholders and to the Company as of the date of the Original Agreement (and in respect of Persons who became or become a party to this Agreement after the date of the Original Agreement, such New Class A Stockholder hereby represents and warrants to the Sponsor Stockholders and the Company on the date of its execution of a Joinder Agreement) as follows:

(a) Such New Class A Stockholder, to the extent applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to conduct its business as it is now being conducted and is proposed to be conducted.

(b) Such New Class A Stockholder has the full power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action, corporate or otherwise, of such New Class A Stockholder. This Agreement has been duly executed and delivered by such New Class A Stockholder and constitutes its, his or her legal, valid and binding obligation, enforceable against it, him or her in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.

(c) The execution and delivery by such New Class A Stockholder of this Agreement and the performance by such New Class A Stockholder of its, his or her obligations hereunder by such New Class A Stockholder does not and will not violate (i) in the case of New Class A Stockholders who are not individuals, any provision of its Organizational Documents, (ii) any provision of any material agreement to which it, he or she is a party or by which it, he or she is bound or (iii) any law, rule, regulation, judgment, order or decree to which it, he or she is subject.

(d) No notice, consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such New Class A Stockholder in connection with the execution, delivery or enforceability of this Agreement.

(e) Such New Class A Stockholder is not currently in violation of any law, rule, regulation, judgment, order or decree, which violation could reasonably be expected at any time to have a material adverse effect upon such New Class A Stockholder’s ability to enter into this Agreement or to perform its, his or her obligations hereunder.

(f) There is no pending legal action, suit or proceeding that would materially and adversely affect the ability of such New Class A Stockholder to enter into this Agreement or to perform its, his or her obligations hereunder.

(g) If such New Class A Stockholder is an individual and married, he or she has delivered to the other Stockholders and the Company a duly executed copy of a Spousal Consent in the form attached hereto as Annex B (a “Spousal Consent”).

ARTICLE III

TRANSFER RESTRICTIONS

Section 3.1. General Restrictions on Transfers.

(a) Generally.

(i) No New Class A Stockholder may directly or indirectly, sell, exchange, assign, pledge, hypothecate, mortgage, gift or otherwise transfer, dispose of or encumber, in each case, whether in its own right or by its representative and whether voluntary or involuntary or by operation of law (any of the foregoing, whether effected directly or indirectly (including by a direct or indirect transfer of equity, ownership or economic interests, or options, warrants or other contractual rights to acquire an equity, ownership or economic interest, in any New Class A Stockholder), shall be deemed included in the term “transfer” as used in this Agreement) any DTI Securities, or any legal, economic or beneficial interest in any DTI Securities; provided, that, subject to compliance with any applicable provisions of the Organizational Documents of the Company, a New Class A Stockholder may transfer DTI Securities if and only if (i) such transfer is made on the books and records of the Company and is in compliance with the provisions of this ARTICLE III (including Section 3.2) and any other agreement applicable to the transfer of such DTI Securities, (ii) the transferee (if other than the Company or another Stockholder, a transferee pursuant to an offer and sale registered under the Securities Act or, solely following an IPO (so long as the transferee is not an Affiliate or Permitted Transferee of a New Class A Stockholder), a transferee pursuant to Rule 144 under the Securities Act or solely following an IPO, pursuant to a sale exempt from registration so long as the transferee is not an Affiliate or Permitted Transferee of a New Class A Stockholder and such transferee enters into a written agreement for the benefit of the Company confirming its agreement to comply with Section 3.1(c)), agrees to become a party to this Agreement pursuant to ARTICLE V and executes and delivers to the Company a Joinder Agreement in the form attached hereto as Annex A and (iii) in the case of a transfer to a natural person (if other than (A) another Stockholder, (B) a transferee pursuant to an offer and sale registered under the Securities Act or, solely following an IPO, (so long as the transferee is not an Affiliate or Permitted Transferee of a New Class A Stockholder), a transferee pursuant to Rule 144 under the Securities Act or (C) solely following an IPO, pursuant to a sale exempt from registration so long as the transferee is not an Affiliate or Permitted Transferee of a New Class A Stockholder and such transferee enters into a written agreement for the benefit of the Company confirming its agreement to comply with Section 3.1(c)), such natural person’s spouse executes and delivers to the Company a Joinder Agreement in the form attached hereto as Annex A and a Spousal Consent in the form attached hereto as Annex B.

(ii) Any purported transfer of DTI Securities or any interest in any DTI Securities by any New Class A Stockholder that is not in compliance with this Agreement shall be null and void, and the Company shall refuse to recognize any such transfer for any purpose and shall not reflect in its register of stockholders or otherwise any change in record ownership of DTI Securities pursuant to any such transfer.

(b) Fees and Expenses. Except as otherwise provided herein or in any other applicable agreement between a New Class A Stockholder (or any of its Affiliates) and the Company, any New Class A Stockholder that proposes to transfer DTI Securities in accordance with the terms and conditions hereof shall be responsible for any fees and expenses (including any stamp, transfer, recording or similar taxes) incurred by the Company in connection with such transfer.

(c) Securities Law Acknowledgement. Each New Class A Stockholder acknowledges that the DTI Common Stock has not been registered under the Securities Act and may not be transferred, except as otherwise provided herein, pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. Each New Class A Stockholder agrees that it will not transfer any DTI Common Stock at any time if such action would (i) constitute a violation of any securities laws of any applicable jurisdiction or a breach of the conditions to any exemption from registration of DTI Common Stock under any such laws or a breach of any undertaking or agreement of such New Class A Stockholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder, (ii) cause the Company to become subject to the registration requirements of the U.S. Investment Company Act of 1940, as amended from time to time, or (iii) be a nonexempt “prohibited transaction” under ERISA or Section 4975 of the Code or cause all or any portion of the assets of the Company to constitute “plan assets” for purposes of fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code. Each New Class A Stockholder agrees it shall not be entitled to any certificate for any or all of the DTI Common Stock, unless the Board shall otherwise determine.

(d) Legend.

(i) Each certificate (or book-entry share) evidencing Shares shall bear the following restrictive legend, either as an endorsement or on the face thereof:

THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF AN AMENDED AND RESTATED CLASS A STOCKHOLDERS AGREEMENT, DATED AS OF SEPTEMBER 7, 2016, AS IT MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH THE ISSUER OF THIS CERTIFICATE. NO SUCH SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH STOCKHOLDERS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.

(ii) In the event that either or both of the paragraphs in the restrictive legend set forth in Section 3.1(d)(i) has ceased to be applicable, the Company shall provide any New Class A Stockholder or their respective transferees, at his, her or its request, without any expense to such New Class A Stockholder (other than applicable transfer taxes and similar governmental charges, if any), with new certificates (or evidence of book-entry shares) for such DTI Securities of like tenor not bearing such paragraph(s) of the legend with respect to which the restriction has ceased and terminated (it being understood that the restriction referred to in the first paragraph of the legend in Section 3.1(d)(i) shall cease and terminate only upon the termination of this ARTICLE III with respect to the New Class A Stockholder holding such DTI Securities).

(e) No Other Proxies or Voting Agreements. No New Class A Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to any DTI Securities or enter into any agreements or arrangements of either kind with any Person with respect to any DTI Securities, including agreements or arrangements with respect to the acquisition, disposition or voting (if applicable) of any DTI Securities, nor shall any New Class A Stockholder act, for any reason, as a member of a group or in concert with any other Persons in connection with the acquisition, disposition or voting (if applicable) of any DTI Securities.

(f) Acknowledgement. Each New Class A Stockholder acknowledges and agrees that the restrictions on transfer of DTI Securities or any interest in DTI Securities as set forth in this ARTICLE III may adversely affect the proceeds received by such New Class A Stockholder in any sale, transfer or liquidation of any such DTI Securities, and as a result of such restrictions on transfer, it may not be possible for such New Class A Stockholder to liquidate all or any part of such New Class A Stockholder’s interest in DTI Securities at the time of such New

Class A Stockholder’s choosing. Each New Class A Stockholder further acknowledges and agrees that none of the Company and/or the Sponsor Stockholders shall have any liability to such New Class A Stockholder arising from, relating to or in connection with the restrictions on transfer of DTI Securities or any interest in DTI Securities as set forth in this ARTICLE III, except to the extent the Company or any Sponsor Stockholder fails to comply with its obligations to such New Class A Stockholder pursuant to this ARTICLE III.

Section 3.2. Specified Restrictions on Transfers.

(a) Restrictions on Transfers During Restricted Period. Until the consummation of an IPO (and subject to any applicable lock-up or no transfer period in connection with such IPO) (the “Restricted Period”), no New Class A Stockholder (including, for the avoidance of doubt, any Permitted Transferees of a New Class A Stockholder) may transfer any DTI Securities without the prior written consent of the MD Stockholders and the SLP Stockholders, except the following transfers, in each case conducted in compliance with the applicable provisions of the Organizational Documents of the Company:

(i) transfers of Shares pursuant to the “tag-along” rights of the New Class A Stockholders under Section 3.4 in respect of any Tag-Along Sale transaction (in each case, subject to the “tag-along” rights of the other New Class A Stockholders under Section 3.4);

(ii) transfers of Shares pursuant to the “drag-along” rights pursuant to Section 3.5 in connection with a Drag-Along Sale transaction; and

(iii) transfers of Shares to a Permitted Transferee of such New Class A Stockholder in compliance with Section 3.3.

(b) Restrictions on Transfers After Restricted Period. From and after the expiration of the Restricted Period, no New Class A Stockholder (including, for the avoidance of doubt, any Permitted Transferees of a New Class A Stockholder) may:

(i) transfer any DTI Securities, except transfers of DTI Securities in compliance with Section 3.1 and Section 3.6; or

(ii) tender or otherwise transfer any DTI Securities pursuant to, under or in respect of any liquidity or similar program established, maintained or offered for the benefit of or to the employees of the Company or its Subsidiaries.

Section 3.3. Permitted Transfers. Subject to compliance with any applicable provisions of the Organizational Documents of the Company, each New Class A Stockholder may transfer DTI Securities that are held by him, her or it to a Permitted Transferee of such New Class A Stockholder without complying with the provisions of this ARTICLE III, other than Section 3.1; provided, that (i) such Permitted Transferee shall have executed and delivered to the Company a Joinder Agreement as contemplated in Section 3.1(a) and ARTICLE V, or otherwise agreed with the MD Stockholders and the SLP Stockholders, in a written instrument reasonably satisfactory to the MD Stockholders and the SLP Stockholders, that he, she or it will immediately convey record and beneficial ownership of all such DTI Securities, and all rights and obligations hereunder to such New Class A Stockholder or another Permitted Transferee of such New Class A Stockholder if, and immediately prior to such time that, he, she or it ceases to be a Permitted Transferee of such New Class A Stockholder and (ii) in the case of a transfer of DTI Securities to a natural person, such natural person’s spouse executes and delivers to the Company a Joinder Agreement and a Spousal Consent as contemplated in Section 3.1(a).

Section 3.4. Tag-Along Rights.

(a) Subject to Section 3.4(g), if any Initiating Tag-Along Seller enters into one or a series of related transactions (including any merger or consolidation) involving the sale, transfer, exchange or conversion of a majority of their issued and outstanding DTI Securities to any Person (other than one or more Affiliates or Permitted Transferees of such Initiating Tag-Along Seller) (a “Tag-Along Sale”), then the Initiating Tag-Along Seller shall give, or direct the Company to give and the Company shall so promptly give, written notice (a “Tag-Along Sale Notice”) of such proposed transfer to all Eligible Tag-Along Sellers with respect to such Tag-Along Sale at least fifteen (15) days prior to each of the consummation of such proposed transfer and the delivery of a Tag-Along Sale Notice setting forth (i) the number and type of each class of DTI Securities proposed to be transferred, (ii) the consideration to be received for such DTI Securities by such Initiating Tag-Along Seller, (iii) the identity of the purchaser (the “Tag-Along Buyer”), (iv) a detailed summary of all material terms and conditions of the proposed transfer, (v) the fraction, expressed as a percentage, determined by dividing the number of DTI Securities to be purchased from the Initiating Tag-Along Seller and its Permitted Transferees by the total number of DTI Securities held by such Initiating Tag-Along Seller and its Permitted Transferees (the “Tag-Along Sale Percentage”) and (vi) an invitation to each Eligible Tag-Along Seller to irrevocably agree to include in the Tag-Along Sale up to a number of DTI Securities held by such Eligible Tag-Along Seller equal to the product of the total number of DTI Securities held by such Eligible Tag-Along Seller multiplied by the Tag-Along Sale Percentage (such amount of DTI Securities with respect to each Eligible Tag-Along Seller, such Eligible Tag-Along Seller’s “Tag-Along Shares”). In the event that more than one Stockholder proposes to execute a Tag-Along Sale as an Initiating Tag-Along Seller, then all such transferring Stockholders shall be treated as the Initiating Tag-Along Seller, and the DTI Securities held and to be transferred by such Stockholders shall be aggregated as set forth in Section 6.15, including for purposes of calculating the applicable Tag-Along Sale Percentage. If the Initiating Tag-Along Seller is transferring DTI Common Stock or vested in-the-money Company Stock Options in such Tag-Along Sale, each Eligible Tag-Along Seller shall be entitled to transfer the same proportion of DTI Securities held by such Eligible Tag-Along Seller as the proportion of the Initiating Tag-Along Seller’s DTI Common Stock and vested in-the-money Company Stock Options being sold by the Initiating Tag-Along Seller in such Tag-Along Sale, relative to the total number of all such DTI Securities held by the Initiating Tag-Along Seller (with each vested in-the-money Company Stock Option counting as a share of DTI Common Stock for purposes of the foregoing calculation).

(b) Upon delivery of a Tag-Along Sale Notice, each Eligible Tag-Along Seller may elect to include all or a portion of such Eligible Tag-Along Seller’s Tag-Along Shares in such Tag-Along Sale (Eligible Tag-Along Sellers who make such an election being an “Electing Tag-Along Seller” and, together with the Initiating Tag-Along Seller and all other Persons (other than any Affiliates of the Initiating Tag-Along Seller) who otherwise are transferring, or have exercised a contractual or other right to transfer, DTI Securities in connection with such Tag-Along Sale, the “Tag-Along Sellers”), at the same price per DTI Security (it being understood that all classes or series of DTI Common Stock shall be at the same price per share) and pursuant to the same terms and conditions as agreed to by the Initiating Tag-Along Seller and otherwise in accordance with this Section 3.4, by sending an irrevocable written notice (a “Tag-Along Participation Notice”) to the Initiating Tag-Along Seller within fifteen (15) days of the date the Tag-Along Sale Notice is received by such Eligible Tag-Along Seller, indicating such Electing Tag-Along Seller’s irrevocable election, subject to Section 3.4(c), to include its Tag-Along Shares in the Tag-Along Sale. Following such fifteen (15) day period, the Initiating Tag-Along Seller and the Tag-Along Sellers may consummate the Tag-Along Sale by (i) first offering to sell to the Tag-Along Buyer the number of DTI Securities indicated in the Tag-Along Sale Notice plus the number of DTI Securities indicated in the Tag-Along Participation Notices, or (ii) if the proposed Tag-Along Buyer shall not agree to purchase the number of DTI Securities described in clause (i) hereto, selling to the Tag-Along Buyer a number of DTI Securities reduced pro rata (based on the total number of DTI Securities such Initiating Tag-Along Seller or Electing Tag-Along Seller elected to include in the Tag-Along Sale relative to all DTI Securities proposed to be included in such Tag-Along Sale). Subject to the preceding sentence, each Electing Tag-Along Seller that has delivered a Tag-Along Participation Notice shall be entitled to sell to such Tag-Along Buyer on the same terms and conditions as and, concurrently with, the other Electing Tag-Along Sellers and the Initiating Tag-Along Seller, such Electing Tag-Along Seller’s Tag-Along Shares, which terms and conditions have been set forth in the Tag-Along Sale Notice. Each Eligible Tag-Along Seller who does not deliver a Tag-Along Participation Notice within such fifteen (15) day period shall have waived and be deemed to have waived all of such Eligible Tag-Along Seller’s rights with respect to such Tag-Along Sale. For the avoidance of doubt, it is understood that in order to be entitled to exercise its right to include Tag-Along Shares in a Tag-Along Sale pursuant to this Section 3.4, each Electing Tag-Along Seller must agree to make the same representations and warranties, covenants, indemnities and agreements to the Tag-Along Buyer as made by the Initiating Tag-Along Seller and any Electing Tag-Along Seller in connection with the Tag-Along Sale (and shall be subject to the same escrow or other holdback arrangements as such Persons so long as such escrows or other holdbacks are proportionately based on the amount of consideration received for the sale of DTI Securities in such Tag-Along Sale transaction); provided, that:

(i) each Electing Tag-Along Seller shall be entitled to receive its pro rata portion (based on the relative amount (and taking into account the per share equivalent of DTI Common Stock) of DTI Securities sold in such Tag-Along Sale transaction) of any deferred consideration or indemnification payments relating to such Tag-Along Sale (provided, however, that, with respect to any unexercised Company Stock Options proposed to be transferred in such Tag-Along Sale by any Tag-Along Seller, the per share consideration in respect thereof shall be reduced by the exercise price of such options or, if required pursuant to the terms of such options or such Tag-Along Sale, such Tag-Along Seller must exercise the relevant option and transfer the relevant shares of DTI Common Stock (rather than the option) (in each case, net of any amounts required to be withheld by the Company in connection with such exercise));

(ii) the aggregate amount of liability of each Electing Tag-Along Seller shall not exceed the proceeds received by such Electing Tag-Along Seller in such Tag-Along Sale;

(iii) all indemnification obligations (other than with respect to the matters referenced in Section 3.4(b)(iv)) shall be on a several and not joint basis to the Tag-Along Sellers pro rata (based on the amount of consideration received by each Tag-Along Seller in the Tag-Along Sale transaction); and

(iv) no Electing Tag-Along Seller shall be responsible for any indemnification obligations and/or liabilities (including through escrow or hold back arrangements) for (A) breaches or inaccuracies of representations and warranties made with respect to any other Tag-Along Seller’s (1) ownership of and title to DTI Securities, (2) organization and authority or (3) conflicts and consents and any other matter concerning such other Tag-Along Seller and/or (B) breaches of any covenant specifically relating to any other Tag-Along Seller.

(c) Notwithstanding the delivery of any Tag-Along Sale Notice, all determinations as to whether to complete any Tag-Along Sale and as to the timing, manner, price and, subject to Section 3.4(b)(i) through (iv), other terms and conditions of any such Tag-Along Sale shall be at the sole discretion of the Initiating Tag-Along Seller, and none of the Initiating Tag-Along Seller, its Affiliates and their respective Representatives shall have any liability to any Electing Tag-Along Seller arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Tag-Along Sale except to the extent such Initiating Tag-Along Seller failed to comply with the provisions of this Section 3.4; provided, that (i) if the Initiating Tag-Along Seller agrees to amend, restate, modify or supplement the terms and/or conditions of the Tag-Along Sale after such time that any Stockholder has elected to be an Electing Tag-Along Seller in accordance with the terms of this Section 3.4, the Initiating Tag-Along Seller shall promptly notify the Company and each Electing Tag-Along Seller of such amendment, restatement, modification and/or supplement and (ii) each such Electing Tag-Along Seller shall have the right to withdraw its Tag-Along Participation Notice by delivering written notice of such withdrawal to the Initiating Tag-Along Seller within five (5) Business Days of the date of receipt of such notice from the Initiating Tag-Along Seller.

(d) Notwithstanding anything in this Section 3.4 to the contrary, this Section 3.4 shall not apply to (i) any transfers of DTI Securities to a Permitted Transferee of the transferring Stockholder, (ii) any transfers of DTI Securities by the Sponsor Stockholders and/or their Permitted Transferees pursuant to Section 3.5 of this Agreement and/or (iii) any transfer of DTI Common Stock in a registered public offering.

(e) All reasonable and documented out-of-pocket costs and expenses incurred by the Company, its Subsidiaries, the Sponsor Stockholders and any Tag-Along Sellers in connection with such Tag-Along Sale shall be allocated and borne on a pro rata basis by the Initiating Tag-Along Seller and each Tag-Along Seller in accordance with the amount of consideration otherwise received by such Initiating Tag-Along Seller or Tag-Along Seller in such Tag-Along Sale. For the avoidance of doubt, it is understood that this Section 3.4(e) shall not prevent any Tag-Along Sale to be structured in a manner such that some or all of the such costs and expenses result in a pro rata reduction in the consideration received by the Tag-Along Sellers in such Tag-Along Sale.

(f) Notwithstanding anything herein to the contrary, if the Initiating Tag-Along Seller has not completed the proposed Tag-Along Sale within one hundred twenty (120) days following delivery of the Tag-Along Sale Notice in accordance with this Section 3.4, the Initiating Tag-Along Seller may not then effect such proposed Tag-Along Sale without again complying with the provisions of this Section 3.4; provided, that if such proposed Tag-Along Sale is subject to, and conditioned on, one or more prior regulatory approvals, then such one hundred twenty (120) day period shall be extended solely to the extent necessary until no later than the expiration of ten (10) days after all such approvals shall have been received.

(g) This Section 3.4 automatically terminates without any further action upon an IPO.

Section 3.5. Drag-Along Rights.

(a) Subject to Section 3.5(g), an Initiating Drag-Along Seller shall be entitled to give, or direct the Company to give and if so directed by the Initiating Drag-Along Seller the Company shall so promptly give, written notice (a “Drag-Along Sale Notice”) to the New Class A Stockholders that such Initiating Drag-Along Seller or the Company has entered into one or a series of related transactions (including any merger or consolidation) involving the sale, transfer, exchange or conversion of a majority of the issued and outstanding shares of the DTI Common Stock to any Person (other than the Company and its Subsidiaries, one or more Affiliates or Permitted Transferees of such Initiating Drag-Along Seller) (a “Drag-Along Sale”), and that such Initiating Drag-Along Seller is requiring the New Class A Stockholders (all New Class A Stockholders participating in a Drag-Along Sale pursuant to this Section 3.5, the “Dragged-Along Sellers,” together with the Initiating Drag-Along Seller and all other Persons (other than any Affiliates of the Initiating Drag-Along Seller) who otherwise are transferring, have a contractual obligation to transfer, or have exercised a contractual or other right to transfer, DTI Securities in connection with such Drag-Along Sale, the “Drag-Along Sellers”) to participate, agree and take such actions reasonably necessary to sell in such Drag-Along Sale, on the same price per share equivalent of DTI Common Stock, consideration, terms and conditions as the Initiating Drag-Along Seller and in the manner set forth in this Section 3.5, a number of DTI Securities held by such Dragged-Along Seller determined by multiplying (A) the number of DTI Securities held by such Dragged-Along Sellers at the time the Drag-Along Sale notice for such Drag-Along Sale is given, by (B) a fraction, expressed as a percentage, the numerator of which is the number of DTI Securities to be transferred by the Initiating Drag-Along Seller and its Permitted Transferees in such Drag-Along Sale and the denominator of which is the total number of DTI Securities held at such time by the Initiating Drag-Along Seller and its Permitted Transferees (such fraction, the “Drag-Along Sale Percentage”). The Drag-Along Sale Notice shall be delivered to all Dragged-Along Sellers at least fifteen (15) days prior to each of the consummation of such Drag-Along Sale and the delivery of a Drag-Along Sale Notice setting forth (i) the number and type of each class of DTI Securities proposed to be transferred, (ii) the consideration to be received for such DTI Securities, (iii) the identity of the other Person(s) party to the Drag-Along Sale, (iv) a detailed summary of all material terms and conditions of the proposed transfer, (v) the Drag-Along Sale Percentage, (vi) the date of the anticipated completion of the proposed Drag-Along Sale (which date shall not be less than fifteen (15) days after the delivery of such notice) and (vii) any action or actions required of the Dragged-Along Sellers in connection with the Drag-Along Sale. In the event that more than one MD Stockholder and/or more than one SLP Stockholder is the Initiating Drag-Along Seller, then all such transferring MD Stockholders and/or SLP Stockholders, as the case may be, shall be treated as the Initiating Drag-Along Seller, and the DTI Securities held and to be transferred by such MD Stockholders and/or SLP Stockholders, as the case may be, shall be aggregated as set forth in Section 6.15, including for purposes of calculating the applicable Drag-Along Sale Percentage. If the MD Stockholders and MSD Partners Stockholders are transferring some, but not all of their DTI Common Stock or vested in-the-money Company Stock Options in any Drag-Along Sale, each of the New Class A Stockholders shall be entitled to transfer the same proportion of the DTI Securities it holds as the proportion, in the aggregate, of the MD Stockholders’ and the MSD Partners Stockholders’ DTI Common Stock and vested in-the-money Company Stock Options being sold by the MD Stockholders and the MSD Partners Stockholders in such Drag-Along Sale, relative to the total number of all such DTI Securities held by the MD Stockholders and the MSD Partners Stockholders (with each vested in-the-money Company Stock Option counting as a share of DTI Common Stock for purposes of the foregoing calculation).

(b) Upon delivery of a Drag-Along Sale Notice, all Dragged-Along Sellers participating in a Drag-Along Sale pursuant to this Section 3.5 shall be required to agree to make the same representations, warranties, covenants, indemnities and agreements as the applicable Initiating Drag-Along Seller and all other Drag-Along Sellers in such Drag-Along Sale (and shall be subject to the same escrow or other holdback arrangements as such Persons so long as such escrows or other holdbacks are proportionately based on the amount of consideration received for the sale of DTI Securities in such Drag-Along Sale transaction); provided, that:

(i) each Dragged-Along Seller shall be entitled to receive its pro rata portion (based on the relative amount (and taking into account the per share equivalent of DTI Common Stock) of DTI Securities sold in such Drag-Along Sale transaction) of any deferred consideration or indemnification payments relating to such Drag-Along Sale transaction (provided, however, that, with respect to any unexercised Company Stock Options proposed to be transferred in such Drag-Along Sale by any Drag-Along Seller, the per share consideration in respect thereof shall be reduced by the exercise price of such options or, if required pursuant to the terms of such options or such Drag-Along Sale, such Drag-Along Seller must exercise the relevant option and transfer the relevant shares of DTI Common Stock (rather than the option) (in each case, net of any amounts required to be withheld by the Company in connection with such exercise));

(ii) the aggregate amount of liability of each Dragged-Along Seller shall not exceed the proceeds received by such Dragged-Along Seller in such Drag-Along Sale;

(iii) all indemnification obligations (other than with respect to the matters referenced in Section 3.5(b)(iv)) shall be on a several and not joint basis to the Drag-Along Sellers pro rata (based on the amount of consideration received by each Drag-Along Seller in the Drag-Along Sale transaction); and

(iv) no Dragged-Along Seller shall be responsible for any indemnification obligations and/or liabilities (including through escrow or hold back arrangements) for (A) breaches or inaccuracies of representations and warranties made with respect to any other Drag-Along Seller’s (1) ownership of and title to equity securities, (2) organization and authority or (3) conflicts and consents and any other matter concerning such other Drag-Along Seller and/or (B) breaches of any covenant specifically relating to any other Drag-Along Sellers.

(c) In connection with a Drag-Along Sale, at the request of the Initiating Drag-Along Seller or the Company (at the direction of the Initiating Drag-Along Seller), each Drag-Along Seller shall, subject to the limitations set forth in Section 3.5(b):

(i) (A) sign a written resolution voting all of such Dragged-Along Seller’s voting DTI Securities in favor of such Drag-Along Sale (if such a vote is required) or (B) at the Company’s annual meeting of stockholders or at any other meeting of the stockholders of the Company, however called, including any adjournment, recess or postponement thereof, in each case to the extent that such Dragged-Along Seller’s DTI Securities are entitled to vote thereon, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought, (x) appear at each meeting of stockholders or otherwise cause all of the voting DTI Securities beneficially owned by such Dragged-Along Seller as of the applicable record date to be counted as present thereat for purposes of calculating a quorum and (y) vote (or cause to be voted), in person or by proxy, all of such Dragged-Along Seller’s voting DTI Securities as of the applicable record date in favor of such Drag-Along Sale (if such a vote is required); and

(ii) take or cause to be taken all such actions as are reasonably required or necessary in order to facilitate and consummate expeditiously such Drag-Along Sale pursuant to this Section 3.5, including (A) executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments and (B) filing applications, reports, returns, filings and other documents or instruments with governmental authorities.

(d) Notwithstanding the delivery of any Drag-Along Sale Notice, all determinations as to whether to complete any Drag-Along Sale and as to the timing, manner, price and, subject to Section 3.5(b)(i) through (iv), other terms and conditions of any such Drag-Along Sale shall be at the sole discretion of the Initiating Drag-Along Seller, and none of the Initiating Drag-Along Seller, its Affiliates and their respective Representatives shall have any liability to any Dragged-Along Seller arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Drag-Along Sale except to the extent such Initiating Drag-Along Seller failed to comply with the provisions of this Section 3.5; provided, that (i) if the Initiating Drag-Along Seller agrees to amend, restate, modify or supplement the terms and/or conditions of the Drag-Along Sale after such time that the Drag-Along Sale Notice has been delivered to the Dragged-Along Sellers in accordance with the terms of this Section 3.5, the Initiating Drag-Along Seller shall promptly notify the Company and cause to be delivered to each Dragged-Along Seller a revised Drag-Along Sale Notice containing all of the items required of a Drag-Along Sale Notice as set forth in Section 3.5(a) at least fifteen (15) days prior to the consummation of such Drag-Along Sale.

(e) All reasonable and documented out-of-pocket costs and expenses incurred by the Company, its Subsidiaries, any of the Sponsor Stockholders and their Permitted Transferees and any Drag-Along Sellers and their Permitted Transferees in connection with a Drag-Along Sale shall either be (i) borne in full by the Company or (ii) if the Company determines not to bear in full such costs and expenses, allocated and borne on a pro rata basis by each Drag-Along Seller in accordance with the amount of consideration otherwise received by each Drag-Along Seller in such Drag-Along Sale. For the avoidance of doubt, it is understood that this Section 3.5(e) shall not prevent any Drag-Along Sale to be structured in a manner such that some or all of the such costs and expenses result in a pro rata reduction in the consideration received by the Drag-Along Sellers in such Drag-Along Sale.

(f) Notwithstanding anything herein to the contrary, if the Initiating Drag-Along Seller has not completed the proposed Drag-Along Sale within one hundred eighty (180) days following delivery of the Drag-Along Sale Notice in accordance with this Section 3.5, then such Drag-Along Sale Notice shall be null and void, each Dragged-Along Seller shall be released from its obligations under such Drag-Along Sale Notice and it shall be necessary for a separate Drag-Along Sale Notice to be furnished by the Initiating Drag-Along Seller, and the other terms and provisions of this Section 3.5 separately complied with, in order to consummate such Drag-Along Sale pursuant to this Section 3.5; provided, that if such proposed Drag-Along Sale is subject to, and conditioned on, one or more prior regulatory approvals, then such one hundred eighty (180) day period shall be extended solely to the extent necessary until no later than the expiration of ten (10) days after all such approvals shall have been received.

(g) This Section 3.5 automatically terminates without any further action upon an IPO.

Section 3.6. Black-Out Periods.

(a) In the event of an Underwritten Offering which is an IPO, each of the New Class A Stockholders agrees if requested by the managing underwriter or underwriters in such Underwritten Offering or if requested by the Company or any Sponsor Stockholders initiating such Underwritten Offering, not to (1) offer for sale, sell, pledge, hypothecate, transfer, make any short sale of, loan, grant any option or right to purchase of or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any DTI Securities (including DTI Securities that may be deemed to be beneficially owned by the New Class A Stockholder in accordance with the rules and regulations of the SEC) or securities convertible into or exercisable or exchangeable for DTI Securities, (2) enter into any swap, hedging arrangement or other derivatives transaction with respect to any DTI Securities (including DTI Securities that may be deemed to be beneficially owned by the New Class A Stockholder in accordance with the rules and regulations of the SEC) or securities convertible into or exercisable or exchangeable for DTI Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of DTI Securities, in cash or otherwise or (3) publicly disclose the intention to do any of the foregoing, in the case of each of the foregoing clauses (1) through (3), during the period beginning seven (7) days before such Underwritten Offering, and ending one hundred eighty (180) days (subject to any customary “booster shot” extensions) thereafter.

(b) If requested by the managing underwriter or underwriters of any such Underwritten Offering, each New Class A Stockholder shall execute a customary agreement reflecting its agreement set forth in this Section 3.6.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.1. Further Assurances. From time to time, at the reasonable request of the MD Stockholders or the SLP Stockholders and without further consideration, each New Class A Stockholder shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

Section 4.2. Confidentiality. The terms of this Agreement, any information relating to any exercise of rights hereunder, any documents, notices or other communications provided pursuant to the terms of this Agreement, and/or any documents, statements, certificates, materials or information furnished, disseminated or otherwise made available, including any information concerning the Company, any of its direct or indirect Subsidiaries (which for purposes of this Section 4.2 shall include VMware and its subsidiaries) or Affiliates or any of its or their respective employees, directors or consultants, in connection therewith (“Confidential Information”), shall be confidential and no New Class A Stockholder shall disclose to any Person not a party to this Agreement any Confidential Information without the Company’s prior written consent, except (a) to such New Class A Stockholder’s Affiliates, directors, officers, employees, advisors, agents, accountants and attorneys, in each case so long as such Persons agree to keep such information confidential, and (b) to a Permitted Transferee pursuant to a transfer by such New Class A Stockholder in accordance with the Organizational Documents of the Company and ARTICLE III. Notwithstanding the foregoing, no New Class A Stockholder shall disclose to any third party, in whole or in part, any Confidential Information that any of such New Class C Stockholder’s Affiliates, directors, officers, employees, advisors, agents, accountants or attorneys received on a confidential basis from the Company or any other Person under or pursuant to this Agreement, including financial terms and financial and organizational information contained in any documents, statements, certificates, materials or information furnished, or to be furnished, by or on behalf of the Company or any other Person in connection with the purchase or ownership of any DTI Securities; provided, however, that the foregoing shall not be construed, now or in the future, to apply to any information obtained from sources other than the Company, any of its direct or indirect Subsidiaries or Affiliates or any of its or their employees, directors, consultants, agents or representatives (including attorneys, accountants, financial advisors, engineers and insurance brokers) or information that is or becomes in the public domain through no fault of such New Class A Stockholder or any of his, her or its Permitted Transferees, nor shall it be construed to prevent such New Class A

Stockholder from making any disclosure of any information (A) if required to do so by any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any court or other governmental authority, in each case applicable to or binding upon such New Class A Stockholder, or (B) pursuant to subpoena.

Section 4.3. Cooperation with IPO Reorganization and SEC Filings.

(a) Mergers, Reorganizations, Etc. In the event of any merger, amalgamation, statutory share exchange or other business combination or reorganization of the Company, on the one hand, with any of its Subsidiaries (including for this purpose VMware and its subsidiaries), on the other hand, the New Class A Stockholders shall, to the extent necessary, as determined by the approval of the MD Stockholders and the SLP Stockholders, execute a stockholders agreement with terms that are substantially equivalent (to the extent practicable) to, mutatis mutandis, such terms of this Agreement.

(b) IPO Reorganization. Notwithstanding anything herein to the contrary, in connection with the consummation of any IPO, each of the New Class A Stockholders hereby acknowledges and agrees that to the extent required by the Company (or the MD Stockholders and the SLP Stockholders, acting jointly) each share of Class A DTI Common Stock held by a New Class A Stockholder shall be exchanged upon request by the Company or any Sponsor Stockholder for a newly issued share of Class C DTI Common Stock.

(c) Further Assurances. In connection with any proposed transaction contemplated by Section 4.3(a) or Section 4.3(b), each New Class A Stockholder shall take such actions as may be required and otherwise cooperate in good faith with the Company and the Sponsor Stockholders, including approving such reorganizations, mergers or other transactions and taking all actions requested by the Company or the MD Stockholders and the SLP Stockholders, acting jointly, and executing and delivering all agreements, instruments and documents as may be required in order to consummate any such proposed transaction contemplated by Section 4.3(a) or Section 4.3(b). Without limiting the effect of any other provision of this Agreement, each of the New Class A Stockholders, by entering into this Agreement, and in consideration of the obligations hereunder agreed to by the other parties hereto, hereby (i) agrees to the provisions of this Section 4.3 (including, without limitation, the provisions under which each share of Class A DTI Common Stock held by such New Class A Stockholder shall be exchanged for a newly-issued share of Class C DTI Common Stock), and (ii) knowingly, voluntarily, and intentionally forever waives, surrenders, and agrees not to assert, whether directly or derivatively, in an action at law or in equity, any claim that such New Class A Stockholder may now or hereafter have in connection with any conversion of shares provided for in this Section 4.3 (including, without limitation, any claim that the shares held by such New Class A Stockholder as a result of any such conversion are not validly issued and outstanding shares); provided, however, that nothing in the foregoing clauses (i) and (ii) of this Section 4.3(c) shall preclude any action or claim by any New Class A Stockholder to enforce the terms of this Agreement.

ARTICLE V

ADDITIONAL NEW CLASS A STOCKHOLDERS

Section 5.1. Additional New Class A Stockholders.

(a) Additional New Class A Stockholders may be added as parties to, be bound by and receive the benefits afforded by, and be subject to the obligations provided by, this Agreement upon the execution and delivery of a Joinder Agreement in the form attached hereto as Annex A by such additional New Class A Stockholder to the Company and the acceptance thereof by the Company. No later than one (1) Business Day following such execution, the Company shall deliver to each Sponsor Stockholder a notice thereof, together with a copy of such Joinder Agreement.

(b) To the extent permitted by Section 6.7, amendments may be effected to this Agreement reflecting such rights and obligations, consistent with the terms of this Agreement, of such additional New Class A Stockholder as the MD Stockholders, the SLP Stockholders and such additional New Class A Stockholder may agree.

ARTICLE VI

MISCELLANEOUS

Section 6.1. Entire Agreement. This Agreement (together with the applicable Subscription Agreement) constitutes the entire understanding and agreement between the parties with respect to the DTI Securities owned by the New Class A Stockholders and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto. In the event of any inconsistency between this Agreement and any document executed or delivered to effect the purposes of this Agreement, including the Organizational Documents of any Person, this Agreement shall govern as among the parties hereto. Each of the parties hereto shall exercise all voting and other rights and powers available to it so as to give effect to the provisions of this Agreement and, if necessary, to procure (so far as it is able to do so) any required amendment to the Company’s and/or its Subsidiaries’ Organizational Documents, in order to cure any such inconsistency.

Section 6.2. Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. The parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

Section 6.3. Governing Law. This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

Section 6.4. Submissions to Jurisdictions; WAIVER OF JURY TRIAL.

(a) Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement shall be brought and determined exclusively in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware). Each party hereby further irrevocably waives any claim that the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware) lacks jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), that any such court lacks jurisdiction over such party.

(b) Each party irrevocably consents to the service of process in any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices as provided in Section 6.12 of this Agreement, such service to become effective ten (10) days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby, that service of process was in any way invalid or ineffective. Subject to Section 6.4(c), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by applicable law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

(c) Each of the parties hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement or any of the obligations under or relating to this Agreement. To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding with respect to this Agreement or any of the obligations arising under or relating to this Agreement in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and hereby further irrevocably waives and agrees not to plead or claim that the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware) is not a convenient forum for any such suit, action or proceeding.

(d) The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

(e) EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.4(e).

Section 6.5. Obligations. All obligations hereunder shall be satisfied in full without set-off, defense or counterclaim.

Section 6.6. Consents, Approvals and Actions.

(a) MD Stockholders. All actions required to be taken by, or approvals or consents of, the MD Stockholders under this Agreement shall be taken by consent or approval by, or agreement of, MD or his permitted assignee; provided, that upon the occurrence and during the continuation of a Disabling Event, such approval or consent shall be taken by consent or approval by, or agreement of, the holders of a majority of the DTI Common Stock held by the MD Stockholders, and in each case, such consent, approval or agreement shall constitute the necessary action, approval or consent by the MD Stockholders.

(b) SLP Stockholders. All actions required to be taken by, or approvals or consents of, the SLP Stockholders under this Agreement shall be taken by consent or approval by, or agreement of, the holders of a majority of the DTI Common Stock held by the SLP Stockholders, and in each case, such consent, approval or agreement shall constitute the necessary action, approval or consent by the SLP Stockholders.

(c) MSD Partners Stockholders. All actions required to be taken by, or approvals or consents of, the MSD Partners Stockholders under this Agreement shall be taken by consent or approval by, or agreement of, the holders of a majority of the DTI Common Stock held by the MSD Partners Stockholders, and such consent, approval or agreement shall constitute the necessary action, approval or consent by the MSD Partners Stockholders.

Section 6.7. Amendment; Waiver.

(a) Except as set forth below, any amendment or modification of any provision of this Agreement shall require the prior written approval of the Company, the MD

Stockholders and the SLP Stockholders; provided, (i) that if the express terms of any such amendment or modification disproportionately and materially adversely affect one or more New Class A Stockholders relative to the Sponsor Stockholders or any other New Class A Stockholder, it shall require the prior written consent of the holders of a majority of the DTI Securities held by such affected New Class A Stockholders in the aggregate and (ii) if the express terms of any such amendment or modification disproportionately and materially adversely affect the MSD Partners Stockholders relative to the other Sponsor Stockholders, it shall require the prior written consent of the holders of a majority of the DTI Securities held by the MSD Partners Stockholders in the aggregate. Notwithstanding the foregoing, (i) the foregoing proviso shall not apply with respect to (x) subject to compliance with Section 3.5, amendments or modifications in connection with, and subject to the consummation of, any Drag-Along Sale, (y) subject to compliance with Section 4.3, amendments or modifications in connection with any IPO and (z) in the case of New Class A Stockholders, amendments or modifications that do not apply to New Class A Stockholders and, in the case of the MSD Partners Stockholders, amendments or modifications that do not apply to the MSD Partners Stockholders, (ii) any addition of a transferee of DTI Securities or a recipient of DTI Securities as a party hereto pursuant to ARTICLE V shall not constitute an amendment or modification hereto and the applicable Joinder Agreement need be signed only by the Company and such transferee or recipient and (iii) the Company shall promptly amend the books and records of the Company appropriately as and to the extent necessary to reflect the removal or addition of a New Class A Stockholder, any changes in the amount and/or type of DTI Securities beneficially owned by each New Class A Stockholder and/or the addition of a transferee of DTI Securities or a recipient of any DTI Securities, in each case, pursuant to and in accordance with the terms of this Agreement.

(b) Any failure by the Company or a Sponsor Stockholder at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof. The waiver by the Company or a Sponsor Stockholder of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of the Company or a Sponsor Stockholder to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by the Company or a Sponsor Stockholder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 6.8. Assignment of Rights By New Class A Stockholders. No New Class A Stockholder may assign or transfer its rights under this Agreement except with the prior consent of the MD Stockholders and the SLP Stockholders. Any purported assignment of rights or obligations under this Agreement in derogation of this Section 6.8 shall be null and void.

Section 6.9. Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.

Section 6.10. Third Party Beneficiaries. Except for Section 6.13 (which will be for the benefit of the Persons set forth therein, and any such Person will have the rights provided for therein), this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto, and it does not create or establish any third party beneficiary hereto.

Section 6.11. Termination. This Agreement shall terminate only (i) by written consent of the MD Stockholders (for so long as the MD Stockholders own DTI Securities), the SLP Stockholders (for so long as the SLP Stockholders own DTI Securities) and the holders of a majority of the DTI Securities held by all of the New Class A Stockholders, (ii) upon the consummation of a Drag-Along Sale or (iii) upon the dissolution or liquidation of the Company.

Section 6.12. Notices. Any and all notices, designations, offers, acceptances or other communications provided for herein shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (with written confirmation of transmission), e-mail (with written confirmation of transmission) or nationally-recognized overnight courier, which shall be addressed:

(a) in the case of the Company, to its principal office to the attention of its General Counsel, with a copy (which shall not constitute actual or constructive notice) to:

Hogan Lovells US LLP

Columbia Square

555 Thirteenth Street, NW

Washington, DC 20004

Attention: Richard J. Parrino

                 Kevin K. Greenslade

Facsimile: (202) 637-5910

Email: richard.parrino@hoganlovells.com

Email: kevin.greenslade@hoganlovells.com

(b) in the case of the Stockholders identified below, to the following respective addresses, e-mail addresses or facsimile numbers:

If to any of the SLP Stockholders, to:

c/o Silver Lake Partners

2775 Sand Hill Road

Suite 100

Menlo Park, CA 94025

Attention: Karen King

Facsimile: (650) 233-8125

E-mail: karen.king@silverlake.com

and

c/o Silver Lake Partners

9 West 57th Street

32nd Floor

New York, NY 10019

Attention: Andrew J. Schader

Facsimile: (212) 981-3535

E-mail: andy.schader@silverlake.com

with a copy (which shall not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention: Rich Capelouto

                 Chad A. Skinner

Facsimile: (650) 251-5002

Email: rcapelouto@stblaw.com

Email: cskinner@stblaw.com

If to any of the MD Stockholders, to:

Michael S. Dell

c/o Dell Inc.

One Dell Way

Round Rock, TX 78682

Facsimile: (512) 283-1469

Email: michael@dell.com

with a copy (which shall not constitute actual or constructive notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Steven A. Rosenblum

                 Michael J. Segal

                 Andrew J. Nussbaum

                 Gordon S. Moodie

Facsimile: (212) 403-2000

Email: sarosenblum@wlrk.com

Email: msegal@wlrk.com

Email: ajnussbaum@wlrk.com

Email: gsmoodie@wlrk.com

and

MSD Capital, L.P.

645 Fifth Avenue

21st Floor

New York, NY 10022-5910

Attention: Marc R. Lisker

                 Marcello Liguori

Facsimile: (212) 303-1772

Email: mlisker@msdcapital.com

Email: mliguori@msdcapital.com

If to any of the MSD Partners Stockholders, to:

MSD Partners, L.P.

645 Fifth Avenue

21st Floor

New York, NY 10022-5910

Attention: Marc R. Lisker

                 Marcello Liguori

Facsimile: (212) 303-1772

Email: mlisker@msdpartners.com

Email: mliguori@msdpartners.com

with a copy (which shall not constitute actual or constructive notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Steven A. Rosenblum

                 Michael J. Segal

                 Andrew J. Nussbaum

                 Gordon S. Moodie

Facsimile: (212) 403-2000

Email: sarosenblum@wlrk.com

Email: msegal@wlrk.com

Email: ajnussbaum@wlrk.com

Email: gsmoodie@wlrk.com

(c) If to any New Class A Stockholder, to the address, e-mail address or facsimile number appearing in the books and records of the Company or its Subsidiaries on the signature pages hereto and/or Joinder Agreement (if applicable) of such New Class A Stockholder.

Any and all notices, designations, offers, acceptances or other communications shall be conclusively deemed to have been given, delivered or received (i) in the case of personal delivery, on the day of actual delivery thereof, (ii) in the case of facsimile or e-mail, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the Business Day during which such normal business hours next occur if not given during such hours on any day and (iii) in the case of dispatch by nationally-recognized overnight courier, on the next Business Day following the disposition with such nationally-recognized overnight courier. By notice complying with the foregoing provisions of this Section 6.12, each party shall have the right to change its mailing address, e-mail address or facsimile number for the notices and communications to such party. The Stockholders hereby consent to the delivery of any and all notices, designations, offers, acceptances or other communications provided for herein by Electronic Transmission addressed to the email address or facsimile number of such Stockholder as provided herein.

Section 6.13. No Third Party Liability. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto; and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any party hereto (including any Person negotiating or executing this Agreement on behalf of a party hereto), unless party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

Section 6.14. No Partnership. Nothing in this Agreement and no actions taken by the parties under this Agreement shall constitute a partnership, association or other co-operative entity between any of the parties or cause any party to be deemed the agent of any other party for any purpose.

Section 6.15. Aggregation; Beneficial Ownership. All DTI Securities held or acquired by any Sponsor Stockholder and its Affiliates and Permitted Transferees shall be aggregated together for the purpose of determining the availability of any rights under and application of any limitations under this Agreement, and each such Sponsor Stockholder and its Affiliates may apportion such rights as among themselves in any manner they deem appropriate. Without limiting the generality of the foregoing:

(a) for the purposes of calculating the beneficial ownership of the MD Stockholders, all of the MD Stockholders’ DTI Common Stock, the MSD Partners Stockholders’ DTI Common Stock, all of their respective Affiliates’ DTI Common Stock and all of their respective Permitted Transferees’ DTI Common Stock (including in each case DTI Common Stock issuable upon exercise, delivery or vesting of incentive equity awards) shall be included as being owned by the MD Stockholders and as being outstanding; and

(b) for the purposes of calculating the beneficial ownership of any other Stockholder, all of such Stockholder’s DTI Common Stock, all of its Affiliates’ DTI Common Stock and all of its Permitted Transferees’ DTI Common Stock shall be included as being owned by such Stockholder and as being outstanding.

Section 6.16. Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects to be valid and enforceable.

Section 6.17. Counterparts. This Agreement may be executed in any number of counterparts (which delivery may be via facsimile transmission or e-mail if in .pdf format), each of which shall be deemed an original, but all of which together shall constitute a single instrument.

Section 6.18. Effectiveness. This Agreement shall become effective solely upon (i) execution of this Agreement by the Company and each of the Sponsor Stockholders and (ii) the consummation of the Closing. In the event that the Merger Agreement is terminated for any reason without the Closing having occurred, this Agreement shall not become effective, shall be void ab initio and the Original Agreement shall continue in full force and effect without amendment or restatement.

IN WITNESS WHEREOF, each of the undersigned has executed this Amended and Restated Class A Stockholders Agreement or caused this Amended and Restated Class A Stockholders Agreement to be signed by its officer thereunto duly authorized as of the date first written above.

COMPANY: DELL TECHNOLOGIES INC.

By:	/s/ Janet B. Wright
	Name:	Janet B. Wright
	Title:	Vice President and Assistant Secretary

[Class A Stockholders Agreement]

MD STOCKHOLDER:

/s/ Michael S. Dell
MICHAEL S. DELL

[Class A Stockholders Agreement]

MD STOCKHOLDER:

SUSAN LIEBERMAN DELL SEPARATE PROPERTY TRUST

By:	/s/ Marc R. Lisker
	Name:	Marc R. Lisker
	Title:	President, Hexagon Trust Company

[Class A Stockholders Agreement]

MSD PARTNERS STOCKHOLDERS: MSDC DENALI INVESTORS, L.P.

By:	MSDC Denali (GP), LLC, its General Partner

By:	/s/ Marcello Liguori
	Name:	Marcello Liguori
	Title:	Authorized Signatory

MSDC DENALI EIV, LLC
By:	MSDC Denali (GP), LLC, its Managing Member

By:	/s/ Marcello Liguori
	Name:	Marcello Liguori
	Title:	Authorized Signatory

[Class A Stockholders Agreement]

SLP STOCKHOLDERS:

SILVER LAKE PARTNERS III, L.P.

By:	Silver Lake Technology Associates III, L.P., its general partner

By:	SLTA III (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ James Davidson
	Name:	James Davidson
	Title:	Managing Director

SILVER LAKE PARTNERS IV, L.P.

By:	Silver Lake Technology Associates IV, L.P., its general partner

By:	SLTA IV (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ James Davidson
	Name:	James Davidson
	Title:	Managing Director

SILVER LAKE TECHNOLOGY INVESTORS III, L.P.

By:	Silver Lake Technology Associates III, L.P., its general partner

By:	SLTA III (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ James Davidson
	Name:	James Davidson
	Title:	Managing Director

[Class A Stockholders Agreement]

SILVER LAKE TECHNOLOGY INVESTORS IV, L.P.

By:	Silver Lake Technology Associates IV, L.P., its general partner

By:	SLTA IV (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ James Davidson
	Name:	James Davidson
	Title:	Managing Director

SLP DENALI CO-INVEST, L.P.

By:	SLP Denali Co-Invest GP, L.L.C., its general partner

By:	Silver Lake Technology Associates III, L.P., its managing member

By:	SLTA III (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ James Davidson
	Name:	James Davidson
	Title:	Managing Member

[Class A Stockholders Agreement]

Annex A

FORM OF JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Amended and Restated Class A Stockholders Agreement, dated as of September 7, 2016 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Class A Stockholders Agreement”) by and among Dell Technologies Inc., Michael S. Dell, Susan Lieberman Dell Separate Property Trust, MSDC Denali Investors, L.P., MSDC Denali EIV, LLC, Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P., the New Class A Stockholders named therein and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Class A Stockholders Agreement.

By executing and delivering this Joinder Agreement to the Class A Stockholders Agreement, the undersigned hereby adopts and approves the Class A Stockholders Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned’s becoming the transferee of DTI Securities, to become a party as a New Class A Stockholder to, and to be bound by and comply with the provisions of, the Class A Stockholders Agreement applicable to a New Class A Stockholder in the same manner as if the undersigned were an original signatory to the Class A Stockholders Agreement.

[The undersigned hereby represents and warrants that, pursuant to this Joinder Agreement and the Class A Stockholders Agreement, it is a Permitted Transferee of [●] and will be the lawful record owner of [●] shares of [Insert description of series / type of Security] of the Company as of the date hereof. The undersigned hereby covenants and agrees that it will take all such actions as required of a Permitted Transferee as set forth in the Class A Stockholders Agreement, including but not limited to conveying its record and beneficial ownership of any DTI Securities and all rights, title and obligations thereunder back to the initial transferor Stockholder or to another Permitted Transferee of the original transferor Stockholder, as the case may be, immediately prior to such time that the undersigned no longer meets the qualifications of a Permitted Transferee as set forth in the Class A Stockholders Agreement.]1

The undersigned acknowledges and agrees that Section 6.2 through Section 6.4 of the Class A Stockholders Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

[1]	[To be included for transfers of DTI Securities to Permitted Transferees]

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the      day of             ,         .

Signature

Print Name

Address:

Telephone:
Facsimile:
Email:

[Class A Stockholders Agreement]

AGREED AND ACCEPTED

As of the      day of             ,         .

DELL TECHNOLOGIES INC.

By:
Name:
Title:

[Class A Stockholders Agreement]

Annex B

FORM OF

SPOUSAL CONSENT

In consideration of the execution of that certain Amended and Restated Class A Stockholders Agreement, dated as of September 7, 2016 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Class A Stockholders Agreement”) by and among Dell Technologies Inc., Michael S. Dell, Susan Lieberman Dell Separate Property Trust, MSDC Denali Investors, L.P., MSDC Denali EIV, LLC, Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P., the Class A Stockholders named therein and any other Persons who become a party thereto in accordance with the terms thereof, I,                     , the spouse of                     , who is a party to the Class A Stockholders Agreement, do hereby join with my spouse in executing the foregoing Class A Stockholders Agreement and do hereby agree to be bound by all of the terms and provisions thereof, in consideration of the issuance, acquisition or receipt of DTI Securities and all other interests I may have in the shares and securities subject thereto, whether the interest may be pursuant to community property laws or similar laws relating to marital property in effect in the state or province of my or our residence as of the date of signing this consent. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Class A Stockholders Agreement.

Dated as of ,
(Signature of Spouse)

(Print Name of Spouse)